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Exhibit 5.1

[Letterhead of Stoel Rives LLP]

October 21, 2002

Board of Directors
Oregon Steel Mills, Inc.
1000 SW Broadway, Suite 2200
Portland, OR 97205

Board of Directors
New CF&I, Inc.
1000 SW Broadway, Suite 2200
Portland, OR 97205

General Partner
CF&I Steel, L.P.
1000 SW Broadway, Suite 2200
Portland, OR 97205

        We have acted as counsel for Oregon Steel Mills, Inc. (the "Company"), New CF&I, Inc. ("New CF&I") and CF&I Steel, L.P. ("CF&I" and together with New CF&I the "Guarantors") in connection with the preparation and filing of a Registration Statement on Form S-4 (the "Registration Statement") under the Securities Act of 1933 covering $305,000,000 aggregate principal amount of the Company's 10% First Mortgage Notes due 2009 (the "Exchange Notes") being offered for exchange by the Company and the issuance by the Guarantors of the guarantees with respect to the Exchange Notes (the "Exchange Guarantees"). We have reviewed the corporate action of the Company and the Guarantors in connection with this matter and have examined the documents, corporate records and other instruments we deemed necessary for the purpose of this opinion, including, but not limited to, the Indenture, dated as of July 15, 2002, among the Company, US Bank National Association, and the Guarantors (the "Indenture").

        Based on the foregoing, it is our opinion that:

  (i)
  Each of the Company and New CF&I has been duly incorporated and is validly existing as a corporation in good standing under the laws of the state of Delaware;

  (ii)
  CF&I Steel has been duly formed and is validly existing as a limited partnership in good standing under the laws of the state of Delaware;

  (iii)
  The Exchange Notes and the Exchange Guarantees have been duly authorized;

  (iv)
  The Indenture has been duly authorized, executed and delivered by the Company and the Guarantors; and

  (v)
  The issuance of the Exchange Notes and the Exchange Guarantees will not result in a violation of the provisions of the certificate of incorporation or bylaws of the Company or New CF&I or the certificate of limited partnership or limited partnership agreement of CF&I.

        We consent to the use of our name in the Registration Statement and in the prospectus filed as a part thereof and to the filing of this opinion as an exhibit to the Registration Statement.

Very truly yours,
STOEL RIVES LLP

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Exhibit 5.1